UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

April 16, 2024

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Lane West

Hampton, NH 03842

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2024, Planet Fitness, Inc. (the “Company”) announced the appointment of Colleen Keating, age 55, as Chief Executive Officer (“CEO”) of the Company, effective June 10, 2024 ( the “Effective Date”). Also on the Effective Date, Ms. Keating will join the Company’s Board of Directors (the “Board”), as a Class II director, to serve until the Company’s 2026 annual meeting of stockholders. Ms. Keating will succeed Gov. Craig Benson, the Company’s current Interim Chief Executive Officer and a member of the Board. Gov. Benson will resign as Interim Chief Executive Officer as of the Effective Date, but will continue to serve as a member of the Board. The Company thanks Gov. Benson for his service throughout the CEO transition process.

Ms. Keating most recently served as CEO of FirstKey Homes (“FirstKey”) since February 2020, currently the fourth largest single-family rental home property management company in the United States, where she led the strategic direction of the business, implemented significant brand-aligned digital strategies, helped drive platform cost reduction and improved the overall resident experience. Prior to joining FirstKey, Ms. Keating served as the Chief Operating Officer, Americas of InterContinental Hotels Group (“IHG”) from March 2018 until February 2020, where she oversaw the operations of more than 4,000 IHG hotels across the Americas region, overseeing franchisee performance support and company-managed hotel operations. Ms. Keating also previously served as Executive Vice President of Operations at Davidson Hotels & Resorts from January 2017 until March 2018. Earlier in her career, Ms. Keating spent 16 years with Starwood Hotels & Resorts Worldwide, Inc., serving in a variety of leadership positions of increasing responsibility, most recently as Senior Vice President of Franchise Operations and Compliance, North America and previously as Senior Vice President of Operations, North Region.

In connection with her appointment, Ms. Keating and the Company entered into an offer letter dated April 6, 2024, which sets forth the terms of her employment with the Company (the “Agreement”). Pursuant to the Agreement, Ms. Keating will receive an annual base salary of $1,000,000 and will be eligible to receive an annual cash bonus, with a target of 150% of her base salary. In addition, the Company will grant Ms. Keating a make-whole equity award in connection with her appointment as CEO (the “Hire Date Award”), consisting of restricted stock units (“RSUs”) pursuant to the Company’s 2015 Omnibus Incentive Plan (the “Omnibus Plan”), with a grant date fair value of $5,000,000 based on the closing price of the Company’s Class A common stock on the trading day immediately before the Effective Date. Ms. Keating will also receive an equity award pursuant to the Company’s 2024 long-term incentive program (the “LTIP Award”), with a grant date aggregate fair value of $4,000,000 based on the closing price of the Company’s Class A common stock on the trading day immediately before the Effective Date such LTIP Award to be comprised of 50% RSUs and 50% performance share units (“PSUs”) pursuant to the Omnibus Plan. The Hire Date Award and LTIP Award will be granted on the Effective Date. The Hire Date Award will vest in equal installments on each of the first two anniversaries of the grant date. The RSUs granted pursuant to the LTIP Award will vest in equal installments on each of the first three anniversaries of the grant date. The PSUs granted pursuant to the LTIP Award will vest in full on the third anniversary of the grant date, subject to achievement of the performance criteria applicable to such PSUs. Additionally, Ms. Keating will receive a sign-on bonus of $500,000, which is payable on the first regular Company payroll date following the first anniversary of the Effective Date, subject to her continued employment through such anniversary.

In addition to the compensation described above, Ms. Keating will receive reimbursement of her expenses related to her relocation to the Hampton, New Hampshire area, in an amount up to $100,000. She will also receive reimbursement of her legal fees incurred in connection with the negotiation of the Agreement, up to $35,000.

The Agreement provides that Ms. Keating is entitled to the benefits set forth in the Company’s Executive Severance & Change in Control Policy (the “Severance Policy”), subject to the terms and conditions thereof. In addition, if Ms. Keating’s employment is terminated by the Company without Cause or by Ms. Keating for Good Reason, as such terms are defined in the Severance Policy, to the extent then unvested, the New Hire Date Award will vest in full and the sign-on bonus described above will be paid to Ms. Keating upon such termination.

Ms. Keating will be subject to certain non-competition and non-solicitation restrictions for a 12-month period after termination of employment, during which time she may not compete, directly or indirectly, with the Company in any geography in which the Company does business in any capacity, whether as an employee, independent contractor or otherwise, in any business that is competitive with the business of the Company.

There is no arrangement or understanding between Ms. Keating and any other person pursuant to which she was appointed CEO of the Company. There are no transactions involving Ms. Keating requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release containing the announcement of Ms. Keating’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Offer Letter, dated April 6, 2024 by and among Colleen Keating and Pla-Fit Franchise, LLC.

99.1	Press Release dated April 16, 2024, announcing appointment of Colleen Keating to serve as Chief Executive Officer of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name:	Thomas Fitzgerald
Title:	Chief Financial Officer

Dated: April 16, 2024